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                                                                     Exhibit 5.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                                October 21, 1999



Fleet Bank (RI), National Association
Providence, Rhode Island  02903

     RE:      Fleet Credit Card Master Trust II, Series 1999-C and Series 1999-D

Ladies and Gentlemen:

                  We have acted as special counsel for Fleet Bank (RI), National Association, a national banking association ("Fleet (RI)"), in connection with
(i) the Registration Statement on Form S-3 Nos. 333-52583 and 333-52583-01 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of asset backed certificates and (ii) the Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 1993 (as amended by Amendment Number 1 to the Amended and Restated Pooling and Servicing Agreement, dated as of July 1, 1994, as further amended by Amendment Number 2 to the Amended and Restated Pooling and Servicing Agreement, dated as of October 6, 1995, as further amended by Amendment Number 3 to the Amended and Restated Pooling and Servicing Agreement, dated as of February 20, 1998, and as further amended by Amendment Number 4 to the Amended and Restated Pooling and Servicing Agreement, dated as of May 14, 1999, and as assigned by Advanta National Bank to Fleet (RI) pursuant to an Assignment and Assumption Agreement, dated as of February 20, 1998 (the "Assignment and Assumption Agreement") among Advanta National Bank, Fleet (RI), Fleet Credit Card, LLC and Bankers Trust Company, as Trustee, the "Pooling and Servicing Agreement"), between Fleet (RI), as Seller and Servicer, and Bankers Trust Company, as Trustee for the Fleet Credit Card Master Trust II (the "Trust").
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Fleet Bank (RI), National Association
October 21, 1999
Page 2


                  Fleet (RI) proposes to cause the Trust to sell the Fleet Credit Card Master Trust II Class A Asset Backed Certificates, Series 1999-C (the "Series 1999-C Class A Certificates"), the Fleet Credit Card Master Trust II Class B Asset Backed Certificates, Series 1999-C (the "Series 1999-C Class B Certificates"), the Fleet Credit Card Master Trust II Class A Asset Backed Certificates, Series 1999-D (the "Series 1999-D Class A Certificates") and the Fleet Credit Card Master Trust II Class B Asset Backed Certificates, Series 1999-D (the "Series 1999-D Class B Certificates" and, together with the Series 1999-C Class A Certificates, the Series 1999-C Class B Certificates and the Series 1999-D Class A Certificates, the "Certificates"). Such Certificates will be issued under the Series 1999-C Supplement and the Series 1999-D Supplement, respectively, to the Pooling and Servicing Agreement.

                  We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

                  Based on such examination, we are of the opinion that when the Certificates have been duly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, and sold in the manner described in the Registration Statement and the prospectus and prospectus supplements relating thereto, the Certificates will be legally issued, fully paid, non-assessable and binding obligations of the Trust and the holders of the Certificates will be entitled to the benefits of such Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  We hereby consent to the filing of this opinion by Fleet (RI) on behalf of the Trust as an exhibit to a Current Report on Form 8-K for incorporation into the Registration Statement by reference thereto and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the
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Fleet Bank (RI), National Association
October 21, 1999
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Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,



                                      /s/ Orrick, Herrington & Sutcliffe LLP
                                      --------------------------------------
                                          ORRICK, HERRINGTON & SUTCLIFFE LLP